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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-4 of FelCor Lodging Limited Partnership of our report dated February 1, 2000, except as to the information in Notes 18 and 19, for which the date is September 15, 2000, relating to the financial statements of FelCor Lodging Limited Partnership which appears in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our reports dated
(i) February 1, 2000, relating to the Financial Statement Schedule of FelCor Lodging Limited Partnership which appears in FelCor Lodging Limited Partnership's Annual Report on Form 10-K for the year ended December 31, 1999,
(ii) February 1, 2000, except as to the information in Note 19, for which the date is March 15, 2000, relating to the financial statements and Financial Statement Schedule of FelCor Lodging Trust Incorporated which appears in FelCor Lodging Trust Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999 and (iii) March 20, 2000, relating to the financial statements of DJONT Operations, L.L.C., which appear in the FelCor Lodging Trust Incorporated Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference in this Registration Statement of our report dated February 1, 2000, except as to the information in Note 19, for which the date is September 15, 2000 relating to the financial statements of the FelCor Lodging Trust Incorporated, which appears in the Current Report on Form 8-K dated October 4, 2000. We also consent to the references to us under the headings "Experts," "Summary Historical and Pro Forma Financial Information" and "Selected Historical and Pro Forma Financial Information" in such Registration Statement.

PricewaterhouseCoopers LLP

Dallas, Texas
October 4, 2000